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                                                                   Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 23, 2002 (except with respect to the matter discussed in Note 21 to the consolidated financial statements, as to which the date is March 12, 2002), included in Mentor Graphics Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

Portland, Oregon
April 26, 2002